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Exhibit 10.4

                       ASSIGNMENT OF INTELLECTUAL PROPERTY

         This Assignment of Intellectual Property (the "Assignment") is entered into effective as of December 18, 1997, by and among Image Technology Laboratories, Inc., a Delaware corporation with a principal place of business at 167 Schwenk Drive, Kingston, NY 12401 (the "Company"), and David Ryon, M.D., an individual residing at 1122 Barnetgat Lane, Mantoloking, NJ 08738, Carlton T. Phelps, M.D.an individual residing at 284 Indian Lodge Road, Voorheesville, NY 12186, and Lewis M. Edwards, an individual residing at 42 Finger Street, Saugerties, NY 12477 (each individually an "Assignor" and collectively the "Assignors").

                                    RECITALS

         A. The Company was incorporated by the Assignors for the purpose of commercializing a proprietary version of software used for creating, storing, retrieving and transmitting digital diagnostic images known in the industry as a Picture Archiving and Communications System ("PACS").

         B. Prior to incorporation of the Company, the Assignors individually and collectively completed the research and design of a proprietary PACS product and completed an estimated one-third of the programming necessary to complete an operating beta version of the product running under the Windows NT operating system (the "Intellectual Property"). The [PACS product] created by the Assignors is represented by various system schemata, technology specifications, screen designs, program flow charts, proprietary algorithms, programming code written in the C++ programming language, and various other documentation and embodiments.

         C. For good and valuable consideration, including the Shares [authorized for issuance to the Assignors by the Board of Directors in conjunction with their founding of the Company and their execution of this Assignment], the receipt and sufficiency of which is hereby acknowledged, the Assignors have agreed to assign all the Intellectual Property to the Company on the terms set forth herein.

                                    AGREEMENT

         1. Assignment. Each Assignor hereby assigns to the Company as its exclusive property all of his individual or joint right, title and interest throughout the world in and to the Intellectual Property and to any ideas, inventions, original works of authorship, developments, improvements, trade secrets, confidential knowledge, know-how, data, information, concepts, processes, tangible materials, designs, formulas, methods, samples, media, developmental or experimental work, improvements, research, plans for research, copyrights, patentable inventions or other proprietary information of the Assignors relating to or derived from the Intellectual Property.

         2. Representations and Warranties. Each Assignor hereby jointly and severally covenants with and represents and warrants to the Company that:

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              (a) the Assignor has not knowingly conveyed to others any right in or any license to use the Intellectual Property or any right or license to make, use or sell anything embodying or utilizing any of the Intellectual Property and that he has good right to assign the same to the Company without encumbrance;

              (b) the Assignor knows of no communication of any aspect of the Intellectual Property to any person prior to the date hereof, other than to the other parties hereto, which has disclosed or resulted in the disclosure of any element of the Intellectual Property that would otherwise be entitled to protection as a proprietary trade secret, copyright, patent or other form of intellectual property entitled to protection under the laws of the United States;

              (c) the Assignor has executed an employment agreement with the Company pursuant to which the Assignor is obligated to preserve the confidentiality of the Company's trade secrets and proprietary technology and the Assignor understands and agrees that such obligation shall include and apply to the Intellectual Property.

              (d) the Assignor knows of no person other than the other parties hereto who has any right, title or interest in or to the Intellectual Property except to the extent that any isolated element of the Intellectual Property might be considered to be in the public domain and not proprietary property of the Company.

              (e) the Assignor has delivered to the Company all representations and embodiments of the Intellectual Property existing as of the date hereof and agrees that at the Company's request, for a reasonable period of time hereafter, he will further communicate or document the Intellectual Property in writing or other format acceptable to the Company.

         3. Continuing Cooperation. Each Assignor agrees for a period of ten years from the date hereof to cooperate with all reasonable efforts by the Company, its successors and assigns (at the expense of the Company, its successors or assigns) to secure, protect or document the Intellectual Property and the assignment of the Intellectual Property to the Company.

         4. Indemnification. Each Assignor agrees to indemnify and hold the Company harmless from all liabilities or damages (including attorneys fees) arising out of the breach of this Assignment by the Assignor or resulting from the negligence of the Assignor, by act or omission, in performing his obligations hereunder. Upon written request from the Company, an Assignor shall assume the full and diligent defense of such claim at his own expense. The Company's right to indemnification under this provision shall be conditioned as to each claim upon its giving prompt written notice of such claim to the Assignor and providing reasonable cooperation and assistance to the Assignor in the investigation and defense of such claim. Upon request, the Assignor shall allow the Company to carry out the management and defense of the claim(s) or suit(s). The Assignor may not settle or compromise any claim(s) or suit(s) without the prior written approval of the Company.


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         5. Arbitration of Disputes. Any controversy or dispute arising out of or in connection with this Assignment, or a breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. The costs of arbitration shall be divided equally between the parties except that the arbitrator(s) shall have the authority to allocate the costs according to equitable principles upon request. The arbitrator(s) shall have the express authority to award equitable remedies upon the request of any party.

         6. Entire Understanding. This Assignment constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written communications between the parties relating thereto. There have been no prior agreements of any kind whatsoever as a condition precedent or inducement to the execution of this Assignment. If any part of any term or provision of this Assignment shall be held or deemed to be invalid, inoperative or unenforceable to any extent by a court of competent jurisdiction, it is the parties' intention that such circumstance shall not affect any other term of provision of this Assignment, the application of such term or provision in any other circumstance, or the validity or enforceability of this Assignment which shall continue in effect.

         7. Counterparts; Amendments. This Assignment may be executed in counterparts each effective as an original. This Assignment may not be amended except by a written instrument signed by all the parties hereto. No waiver, modification, consent or discharge shall be effective unless in made in writing by the Company and each Assignor to whom the waiver, modification, consent or discharge relates.

         8. Assignment; Binding Obligations. The Company may transfer this Assignment to any successor or assign and the terms hereof shall be binding upon the heirs, executors, administrators and legal representatives of each Assignor.

         9. Paragraph Headings. The paragraph headings used in this Assignment are included solely for convenience and shall not affect, or be used in connection with, the interpretation hereof.

         10. Governing Law. This Assignment shall be governed by and construed and enforced in accordance with the law (other than the law governing conflict of law questions) of the State of Delaware.


         IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.



                               IMAGE TECHNOLOGY LABORATORIES, INC.



                              By: /s/ David Ryon
                                  David Ryon, M.D., President

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                              ASSIGNORS:



                              /s/ David Ryon
                              David Ryon, M.D., individually



                              /s/ Carlton T. Phelps
                              Carlton T. Phelps, M.D., individually



                              /s/ Lewis M. Edwards
                              Lewis M. Edwards, individually